SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM S-8
                      REGISTRATION STATEMENT UNDER
                       THE SECURITIES ACT OF 1933

                        PRECOM TECHNOLOGY, INC.

         (Exact name of registrant as specified in its charter)

             Florida                             06-1588136
(State or other jurisdiction of                (I.R.S. Employer
incorporation or organization)                  Identification No.)

2255 Glades Road, Suite 324A, Boca Raton, Florida             33431
(Address of principal executive offices)                  (Zip code)

Consulting Agreement by and between Merger Associates, Inc. and Precom Technology, Inc.

Consulting Agreement between Precom Technology, Inc. and Flashstar
Funding Corp.

Consulting Agreements between Precom Technology, Inc. and the
Consultants identified below.

                       (Full title of the plans)

Donald F. Mintmire, 265 Sunrise Ave, Ste 204, Palm Beach, Florida 33480
      (Name, address, including zip code, of agent for service)

Telephone number, with area code, of agent for service: (561) 988-2610

                    CALCULATION OF REGISTRATION FEE


Title of
Securities
to be
Registered


Amounts to
be
Registered
Proposed
Maximum
Offering
Price Per
Share(1)
Proposed
Maximum
Aggregate
Offering
Price

Amount of
Registration
Fee
Common Stock
1,500,000
$0.01
$15,000.00
$1.38
Common Stock
75,000
$0.01
$750.00
$0.07
Common Stock
16,662,850
$0.01
$166,628.50
$15.33


(1)	Maximum offering price solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) of the Securities Act of 1933.


                                 PART I

         INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

CONSULTING AGREEMENT BY AND BETWEEN PRECOM TECHNOLOGY, INC. AND MERGER ASSOCIATES, INC.

Introduction

Precom Technology, Inc., a Florida corporation (the "Company"), has entered into an agreement, dated September 25, 2002, entitled Consulting Agreement, ("Consulting Agreement One"), with Merger Associates, Inc. which will perform consulting services for the Company. Consulting Agreement One is referred to as "Plan One" in this document. Merger Associates, Inc. will provide business consulting services including contacting potential merger/acquisition candidates, structuring and negotiating merger/acquisition agreements, completing final due diligence and consummating transactions. Consulting Agreement One provides that the Company will issue 1,500,000 shares of the Company's common stock, par value $0.001 per share, as consideration for the Consulting Services to be performed (the "Compensation Shares One"). A maximum of 1,500,000 shares of Compensation Shares One may be issued pursuant to Plan One. The Compensation Shares One will be issued to Brad Stewart ("Associated Person One").

General

The initial term of Plan One is one year from its effective date, September 25, 2002, but may be extended by mutual agreement until terminated by either party. The parties may agree in writing to renew or amend Plan One. Plan One is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

Participation in Plan One

The Associated Person One may participate in Plan One only if
Plan One remains in effect. The total number of Compensation Shares under Plan One issued to Associated Person One may not exceed 1,500,000 shares.

CONSULTING AGREEMENT BETWEEN PRECOM TECHNOLOGY, INC. AND FLASHSTAR
FUNDING CORP.

Introduction

The Company has entered into an agreement, dated September 25, 2002, entitled Consulting Agreement, ("Consulting Agreement Two"), with Flashstar Funding Corp. which will perform consulting services for the Company. Consulting Agreement Two is referred to as "Plan Two" in this document. The consulting services to be provided to the Company consist of contacting potential merger/acquisition candidates, structuring and negotiating merger/acquisition agreements, completing final due diligence and consummating transactions. Consulting Agreement Two provides that the Company will issue 75,000 shares of the Company's common stock, par value $0.001 per share, as consideration for the consulting services to be performed (the "Compensation Shares Two"). A maximum of 75,000 shares of Compensation Shares Two may be issued pursuant to Plan Two. The Compensation Shares One will be issued to Nancy Lake ("Associated Person Two").

General

The initial term of Plan Two is one year from its effective date, September 25, 2002, but may be extended by mutual agreement until terminated by either party. The parties may agree in writing to renew or amend Plan Two. Plan Two is not subject to the provisions of "ERISA" or qualified under Section 401(a) of the Code.

Participation in Plan Two

Associated Person Two may participate in Plan Two only if Plan Two remains in effect. The total number of Compensation Shares Two issued to Associated Person Two may not exceed 75,000 shares.

CONSULTING AGREEMENT BETWEEN PRECOM TECHNOLOGY, INC. AND CERTAIN
INDIVIDUALS

Introduction

The Company has entered into consulting agreements, dated September 20, 2002, (the "Consulting Agreements "), with certain individuals as set forth below (the "Consultants") who have performed consulting services for the Company for the third fiscal quarter, 2002. Collectively the Consulting Agreements are referred to as "Plan Three" in this document. The consulting services provided to the Company consisted of general
business consulting and management services.   The Consulting
Agreements provide that the Company will issue to the Consultants collectively 16,662,850 shares of the Company's common stock, par value $0.001 per share, in the amounts also set forth below, as consideration for the consulting services performed (the "Compensation Shares Three"). A maximum of 16,662,850 shares of Compensation Shares Three may be issued pursuant to Plan Three.

                           Common Stock
Consultants                Shares Issued
Robert Hipple                  3,750,000
Rodney Read                    2,250,000
Drew Roberts                   2,250,000
Lester Katz                    2,550,000
Glenn Liddell                    551,250
David E. Smith, III              900,000
Mark Wood                      1,350,000
Lana Tabaracci                   666,650
Cal Jones                        700,000
David Fraidenburg                541,650
Brad Parkin                      250,000
Jan Read                         316,650
Jackie Groves                    336,650
Brian Hansen                     250,000
                      Total   16,662,850

A form of the Consulting Agreement, dated September 20, 2002, between each of the Consultants and Company has been attached hereto as Exhibit
3. Each of the Consulting Agreements are identical except for the number of Compensation Shares Three issued to each Consultant.

General

The term of Plan Three is from July 1, 2002 until September 30, 2002. Plan Three is not subject to the provisions of "ERISA" or qualified under Section 401(a) of the Code.

The Compensation Shares Three issued pursuant to the Consulting Agreements are subject to a three (3) month Lockup Period followed by a six (6) month period during which sales of Compensation Shares Three shall not exceed one percent (1%) of the average weekly trading volume as reported on the OTC:BB during the four calendar weeks preceding the date of any sale by a Consultant.

Participation in Plan Three

The Consultants may participate in Plan Three only if Plan Three remains in effect. The total number of Compensation Shares Three issued to the Consultants may not exceed 16,662,850 shares.

General Provisions

Plan One, Plan Two and Plan Three are referred to collectively as the Plan Agreements. This document concerns only those provisions of the Plan Agreements relating to the shares issued thereunder (the "Shares") and the Plan Agreements provisions relating to the Shares are referred to collectively as the Plans.

The current members of the Board of Directors of the Company are Robert
J. Hipple, Rodney B. Read and Nicholas M. Calapa. The address of the Board of Directors is: c/o the Company, 2255 Glades Road, Suite 324A, Boca Raton, Florida 33431. The telephone number is (561) 988-2610. Information concerning changes in the membership of the Board of Directors or the appointment of any committee will be provided in the future either in the Company's proxy statements, annual or other reports, or in amendments to this document.

Resale of Shares

The Shares issued under the Plans may be freely sold, subject to the requirement that any sales by "affiliates" of the Company, as defined under the Securities Act of 1933 (the "Securities Act"), and donees of affiliates, must be made either pursuant to a separate prospectus prepared in accordance with the requirements of the Securities Act or pursuant to Rule 144 under the Securities Act. Generally, a person who is not an executive officer, director or holder of 10% or more of the shares of the Company or of the shares of one of the Company's subsidiaries, would not be deemed to be an "affiliate" of the Company.




Federal Income Tax Consequences

The following discussion of the federal income tax consequences of participation in the Plans is only a summary, does not purport to be complete, and does not cover, among other things, state and local tax consequences. In addition, differences in participants' financial situations may cause federal, state, and local tax consequences of participation in the Plans to vary. Therefore, each participant in the Plans is urged to consult his or her own accountant, legal counsel, or other financial advisor regarding the tax consequences of participation in the Plans. This discussion is based on the provisions of the Code as presently in effect.

Upon receipt of the Shares, participants will recognize ordinary income in an amount equal to the fair market value of the Company's common stock, par value $0.001. Upon the sale of the Shares the participant will recognize short-term or long-term capital gain, or loss, as the case may be, in an amount equal to the difference between the amounts he or she receives from the sale of those shares and the participant's tax basis in the shares. The participant's tax basis in the Shares will be equal to the fair market value of the shares acquired. The holding period will begin on the day after the tax basis of the shares is determined.

The ordinary income recognized by the participants upon receipt of Shares is considered to be non-employee compensation from the Company. The Company will be entitled to expense as compensation the amount of ordinary income, which each participant in the Plans recognizes. As with other forms of compensation, withholding or self-employment tax and other trust fund payments will be due. The participants in the Plans will be solely responsible for paying withholding or self-employment taxes and other trust fund payments on the amounts received, as non-employee compensation.

Additional Information

The Company will provide to any participant in the Plans, upon written request, a copy, without charge, of the Company's periodic reports filed with the Securities and Exchange Commission (the "Commission"), including its latest annual report on Form 10-KSB and its quarterly reports on Form 10-QSB. The Company will also provide any participant of the Plans, upon written or oral request, a copy, without charge, of the documents incorporated by reference in Item 3 of Part II of this Form S-8 registration statement. Written or oral requests for such information should be directed to Glenn Liddell, Corporate Secretary, at 2255 Glades Road, Suite 324A, Boca Raton, Florida 33431; telephone number (561) 988-2610.

                                PART II

           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

1.	The Company's Annual Report on Form 10-KSB for the fiscal
year ended December 31, 2001, filed with the Commission on April 15, 2002.

2.	All reports filed by the Company with the Commission
pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year ended December 31, 2001.

Prior to the filing of a post-effective amendment that indicates that all securities covered by this Registration Statement have been sold or that deregisters all such securities then remaining unsold, all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.  Description of Securities

The common stock par value $.001 per share (the "Common Stock") of the Company being registered pursuant to this registration statement is part of a class of securities registered under Section 12 of the Exchange Act. Pursuant to the Articles of Incorporation of the Company, the Company is authorized to issue 25,000,000 shares of Common Stock. The holders of the Common Stock are entitled to one vote per share on each matter submitted to a vote at any meeting of shareholders. Shares of Common Stock do not carry cumulative voting rights and, therefore, a majority of the shares of outstanding Common Stock will be able to elect the entire board of directors and, if they do so, minority shareholders would not be able to elect any persons to the board of directors. The Company's articles of incorporation and bylaws provide that a majority of the issued and outstanding shares of the Company shall constitute a quorum for shareholders' meetings, except with respect to certain matters for which a different percentage quorum is required by statute.

Shareholders of the Company have no preemptive rights to acquire additional shares of Common Stock or other securities. The Common Stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of the Company, the shares of Common Stock are entitled to share equally in corporate assets after satisfaction of all liabilities and payment of any preferences on preferred stock. The Articles of Incorporation authorize the issuance of 10,000,000 shares of preferred stock of which 1,000,000 shares of preferred stock currently are issued and outstanding.

Holders of Common Stock are entitled to receive such dividends as the board of directors may from time to time declare out of funds legally available for the payment of dividends.

The board of directors has the authority to issue the authorized but unissued shares of Common Stock without action by the shareholders. The issuance of such shares would reduce the percentage ownership held by persons acquiring Common Stock in the Plans and may dilute the book value of the then existing shareholders.

Item 5. Interests of Named Experts and Counsel

No expert or counsel for the Company named in this registration statement as having prepared or certified any part hereof, or as having given an opinion as to the validity of the securities being registered was employed on a contingency basis, or has or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the Company or its subsidiaries. In addition no such expert or counsel is connected with the Company or its subsidiaries as a promoter, managing underwriter, voting trustee, director, officer, or employee.


Item 6. Indemnification of Directors and Officers

Florida Statutes Annotated section 607.0850 (1993) (the "Florida Statute") permits corporations to indemnify directors or officers against any judgments, fines, settlements and reasonable expenses incurred by reason of their being or having been parties to actions or proceedings (other than actions by or in right of the corporation), whether civil, criminal, administrative or investigative. This indemnification is permissible only if the director or officer acted within the applicable standard of conduct or if ordered by a court. In civil actions or proceedings, a director or officer satisfies the applicable standard of conduct if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. In criminal actions, the applicable standard is satisfied if the director or officer had no reasonable cause to believe his or her conduct was unlawful. The board of directors acting through a quorum of disinterested directors, independent legal counsel or shareholders who were not parties to the proceedings shall determine whether the applicable standard of conduct is satisfied.

In actions by or in the right of the corporation, the corporation may also indemnify directors and officers whose actions fall within the applicable standard of conduct. However, the corporation may not indemnify a director or officer for expenses incurred in defense or settlement of any claim, issue or matter on which the officer or director is liable to the corporation unless and to the extent the court determines, in light of all the circumstances, that the director or officer is fairly and reasonably entitled to indemnity for those expenses despite the adjudication of liability.

The Florida Statute confers an absolute right to indemnification for expenses actually and reasonably incurred, including attorneys' fees, to the extent a director or officer is successful on the merits or otherwise in defense of any claim, issue, or matter. The Florida Statute also permits a corporation to pay attorneys' fees and other litigation expenses on behalf of a director or officer in advance of the final disposition of the action upon receipt of an undertaking by or on behalf of that director or officer to repay the expenses to the corporation if it is ultimately determined that the director or officer is not entitled to indemnification or to the extent the expenses so advanced by the corporation exceed the indemnification to which the officer or director is entitled. The Florida Statute does not exclude other indemnification rights to which a director or officer may be entitled under the certificate of incorporation, a bylaw, an agreement, a vote of shareholders, or otherwise so long as these rights are not inconsistent with the Florida Statute. The Florida Statute also permits corporations to purchase and maintain indemnity insurance.

The foregoing discussion of indemnification merely summarizes certain aspects of indemnification provisions and is limited by reference to West's Florida Statutes Annotated Section 607.0850 (1993).

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to members of the board of directors, officers, employees, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed

No restricted securities are being re-offered or resold pursuant to this registration statement.

Item 8.  Exhibits.

The following exhibits are attached to this Registration  Statement:

Exhibit No.
SEC Ref. No.
Description of Exhibit
1
4
Financial Agreement by and
between Precom Technology, Inc.
and Merger Associates, Inc.,
dated September 25, 2002.
2
4
Consulting Agreement between
Precom Technology, Inc. and
Flashstar Funding Corp., dated
September 25, 2002.
3
4
Form of Consulting Agreement
between Precom Technology, Inc.
and the Consultants, dated
September 20, 2002.

Item 9.  Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are
being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)	That, for the purpose of determining any liability under
the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective
amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the
Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                               SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 2nd day of October, 2002.

                                      PRECOM TECHNOLOGY, INC.



By____/s/_Robert_Hipple____
						  Robert Hipple, President

                           POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Hipple, with power of substitution, as his attorney-in-fact for him, in all capacities, to sign any amendments to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                       Title                        Date



/s/_Robert_Hipple__     Chairman of the Board,         October 2, 2002
Robert Hipple           Chief Executive Officer,
                        President, Director


/s/ Rodney_Read____     Vice-President, Chief          October 2, 2002
Rodney  Read            Operating Officer, Director



/s/ Nicholas_M.
       _Calapa_____     Director                       October 2, 2002
Nicholas M. Calapa


SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549




EXHIBITS

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933




Precom Technology, Inc.
(A Florida Corporation)






INDEX TO EXHIBITS





Exhibits

SEC Ref.
No.

Description of Exhibit
Sequentially
Numbered Pages
1
4
Financial Agreement by and
between Precom Technology, Inc.
and Merger Associates, Inc.,
dated September 25, 2002.
3
2
4
Consulting Agreement between
Precom Technology, Inc. and
Flashstar Funding Corp., dated
September 25, 2002.
3
3
4
Form of Consulting Agreement
between Precom Technology, Inc.
and the Consultants, dated
September 20, 2002.
3


CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this Agreement") is made as of the 25th day of September, 2002 by and between Precom Technology, Inc., ("the Company"), a Florida corporation and Mergers & Associates, Inc., ("the Consultant").

WHEREAS, the Company is an international financial and business planning, asset protection, insurance management, and merchant banking company;

WHEREAS, the Consultant provides consulting services in the areas of contacting potential merger/acquisition candidates, structuring and negotiating merger/acquisition agreements, completing final due diligence and consummating transactions (collectively, the "Consulting Services"); and

WHEREAS, the Company wishes to retain the services of the Consultant on the following terms and conditions;

NOW, THEREFORE, the Company and the Consultant agree as follows:

1.	The Company hereby retains the services of the Consultant for a period of twelve (12) months commencing September 25, 2002. In exchange for providing the Consulting Services to Company, the Consultant shall receive one million five hundred thousand (1,500,000) shares of Company's common stock, par value $.001, (the "Shares"). Consultant shall not directly or indirectly promote or maintain a market for the Shares. Moreover, Consultant agrees that the Shares are not and will not be provided in connection with a capital raising transaction for the Company.

2.	The Consultant shall, employing Consultants best efforts, assist the Company by providing the Consulting Services.

3.	The Consultant shall be an independent contractor and shall have no right or authority to assume or create any obligations or responsibility, express or implied, on behalf of or in the name of the Company, unless specifically authorized in writing by the Company. No provision of this Agreement shall be construed to preclude Consultant from pursuing other projects. Likewise, the Company shall be free to engage the services of other consultants who may compete directly with Consultant in providing similar Consulting Services.

4.	The Consultant (including any person or entity acting for or on behalf of the Consultant) shall not be liable for any mistakes of fact, errors of judgment, for losses sustained by the Company or any subsidiary or for any acts or omissions of any kind, unless caused by the negligence or intentional misconduct of the Consultant or any person or entity acting for or on behalf of the Consultant.

5.	The Company and its present and future subsidiaries jointly and severally agree to indemnify and hold harmless the Consultant against any loss, claim, damage or liability whatsoever, (including reasonable attorneys' fees and expenses), to which Consultant may become subject as a result of performing any act (or omitting to perform any act) contemplated to be performed by the Consultant pursuant to this Agreement unless such loss, claim, damage or liability arose out of Consultant's negligence, or intentional misconduct. The Company and its subsidiaries agree to reimburse Consultant for the reasonable costs of defense of any action or investigation (including reasonable attorney's fees and expenses); provided, however, that Consultant agrees to repay the Company or its subsidiaries if it is ultimately determined that Consultant is not entitled to such indemnity. In case any action, suit or proceeding shall be brought or threatened, in writing, against Consultant, it shall notify the Company within three (3) days after the Consultant receives notice of such action, suit or threat. The Company shall have the right to appoint the Company's counsel to defend such action, suit or proceeding, provided that Consultant consents to such representation by such counsel, which consent shall not be unreasonably withheld. In the event any counsel appointed by the Company shall not be acceptable to Consultant, then the Company shall have the right to appoint alternative counsel for Consultant reasonably acceptable to Consultant, until such time as acceptable counsel can be appointed. In any event, the Company shall, at its sole cost and expense, be entitled to appoint counsel to appear and participate as co-counsel in the defense thereof. Consultant, or its co-counsel, shall promptly supply the Company's counsel with copies of all documents, pleadings and notices which are filed, served or submitted in any of the aforementioned. Consultant shall not enter into any settlement without the prior written consent of the Company, which consent shall not be unreasonably withheld.

6.	This Agreement shall be binding upon the Company and the Consultant and its successors and assigns.

7.	If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held, invalid illegal or unenforceable.

8.	No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties hereto. No waiver of any other provisions hereof (whether or not similar) shall be binding unless executed in writing by both parties hereto nor shall such waiver constitute a continuing waiver.

9.	This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which shall constitute one and the same Agreement.

10.	The Parties agree that should any dispute arise in the
administration of this Agreement, that this Agreement shall be governed and construed by the laws of the State of Florida, without regard to conflicts of laws of any other jurisdiction. The Parties further agree that any action arising out of this agreement shall be brought exclusively in appropriate court located in Palm Beach County, Florida.

11.	This Agreement contains the entire agreement between the parties with respect to the consulting services to be provided to the Company by the Consultant and supersedes any and all prior understandings, agreement or correspondence between the parties.

IN WITNESS WHEREOF, the Company and the Consultant have caused this Agreement to be signed by duly authorized representatives as of the day and year first above written.

COMPANY: 						CONSULTANT:

PRECOM TECHNOLOGY, INC.			MERGER  ASSOCIATES, INC.



BY:__/s/_Robert_Hipple____
BY:___/s/_Brad_Stewart_______
Robert Hipple	Name: Brad Stewart
President						Its: President & CEO


CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this Agreement") is made as of the 25th day of September, 2002 by and between Precom Technology, Inc., ("the Company"), a Florida corporation and Flashstar Funding Corp., ("the Consultant").

WHEREAS, the Company is an international financial and business planning, asset protection, insurance management, and merchant banking company;

WHEREAS, the Consultant provides consulting services in the areas of contacting potential merger/acquisition candidates, structuring and negotiating merger/acquisition agreements, completing final due diligence and consummating transactions (collectively, the "Consulting Services"); and

WHEREAS, the Company wishes to retain the services of the Consultant on the following terms and conditions;

NOW, THEREFORE, the Company and the Consultant agree as follows:

1.	The Company hereby retains the services of the Consultant for a period of twelve (12) months commencing September 25, 2002. In exchange for providing the Consulting Services to Company, the Consultant shall receive seventy-five thousand (75,000) shares of Company's common stock, par value $.001, (the "Shares"). Consultant shall not directly or indirectly promote or maintain a market for the Shares. Moreover, Consultant agrees that the Shares are not and will not be provided in connection with a capital raising transaction for the Company.

2.	The Consultant shall, employing Consultants best efforts, assist the Company by providing the Consulting Services.

3.	The Consultant shall be an independent contractor and shall have no right or authority to assume or create any obligations or responsibility, express or implied, on behalf of or in the name of the Company, unless specifically authorized in writing by the Company. No provision of this Agreement shall be construed to preclude Consultant from pursuing other projects. Likewise, the Company shall be free to engage the services of other consultants who may compete directly with Consultant in providing similar Consulting Services.

4.	The Consultant (including any person or entity acting for or on behalf of the Consultant) shall not be liable for any mistakes of fact, errors of judgment, for losses sustained by the Company or any subsidiary or for any acts or omissions of any kind, unless caused by the negligence or intentional misconduct of the Consultant or any person or entity acting for or on behalf of the Consultant.

5.	The Company and its present and future subsidiaries jointly and severally agree to indemnify and hold harmless the Consultant against any loss, claim, damage or liability whatsoever, (including reasonable attorneys' fees and expenses), to which Consultant may become subject as a result of performing any act (or omitting to perform any act) contemplated to be performed by the Consultant pursuant to this Agreement unless such loss, claim, damage or liability arose out of Consultant's negligence, or intentional misconduct. The Company and its subsidiaries agree to reimburse Consultant for the reasonable costs of defense of any action or investigation (including reasonable attorney's fees and expenses); provided, however, that Consultant agrees to repay the Company or its subsidiaries if it is ultimately determined that Consultant is not entitled to such indemnity. In case any action, suit or proceeding shall be brought or threatened, in writing, against Consultant, it shall notify the Company within three (3) days after the Consultant receives notice of such action, suit or threat. The Company shall have the right to appoint the Company's counsel to defend such action, suit or proceeding, provided that Consultant consents to such representation by such counsel, which consent shall not be unreasonably withheld. In the event any counsel appointed by the Company shall not be acceptable to Consultant, then the Company shall have the right to appoint alternative counsel for Consultant reasonably acceptable to Consultant, until such time as acceptable counsel can be appointed. In any event, the Company shall, at its sole cost and expense, be entitled to appoint counsel to appear and participate as co-counsel in the defense thereof. Consultant, or its co-counsel, shall promptly supply the Company's counsel with copies of all documents, pleadings and notices which are filed, served or submitted in any of the aforementioned. Consultant shall not enter into any settlement without the prior written consent of the Company, which consent shall not be unreasonably withheld.

6.	This Agreement shall be binding upon the Company and the Consultant and its successors and assigns.

7.	If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held, invalid illegal or unenforceable.

8.	No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties hereto. No waiver of any other provisions hereof (whether or not similar) shall be binding unless executed in writing by both parties hereto nor shall such waiver constitute a continuing waiver.

9.	This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which shall constitute one and the same Agreement.

10.	The Parties agree that should any dispute arise in the
administration of this Agreement, that this Agreement shall be governed and construed by the laws of the State of Florida, without regard to conflicts of laws of any other jurisdiction. The Parties further agree that any action arising out of this agreement shall be brought exclusively in appropriate court located in Palm Beach County, Florida.

11.	This Agreement contains the entire agreement between the parties with respect to the consulting services to be provided to the Company by the Consultant and supersedes any and all prior understandings, agreement or correspondence between the parties.

IN WITNESS WHEREOF, the Company and the Consultant have caused this Agreement to be signed by duly authorized representatives as of the day and year first above written.

COMPANY:                                 CONSULTANT:

PRECOM TECHNOLOGY, INC.                  FLASHSTAR FUNDING CORP.



BY:___/s/_Robert_Hipple___________      BY:_/s/_Nancy_Lake__________
Robert Hipple                           Name: Nancy Lake
President                               Its: Director


CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this Agreement") is made as of the 20th day of September, 2002 by and between Precom Technology, Inc., ("the Company"), a Florida corporation and ________________, an individual ("the Consultant").

WHEREAS, the Company is an international financial and business planning, asset protection, insurance management, and merchant banking company;

WHEREAS, the Consultant provides business consulting services
("Consulting Services"); and

WHEREAS, the Company wishes to retain the services of the Consultant and to compensate Consultant for services already rendered on the following terms and conditions;

NOW, THEREFORE, the Company and the Consultant agree as follows:

1.	The Company hereby retains the services of the Consultant for a period of three (3) months commencing July 1, 2002 and ending September 30, 2002. In exchange for providing the Consulting Services to Company, the Consultant shall receive _____________________________________
(______________) shares of Company's common stock, par value $.001 (the "Shares") with such Shares to be valued at the last reported actual trading price of the common shares, par value $.001, of the Company on the OTC Bulletin Board ("OTC:BB") for September 24, 2002. Consultant shall not directly or indirectly promote or maintain a market for the Shares. Moreover, Consultant agrees that the Shares are not and will not be provided in connection with a capital raising transaction for the Company.

2.	The Consultant agrees that Consultant will not, without the prior written consent of the Company, make or cause any sale of any of the Shares for a period of three (3) months from the effective date of this Agreement (the "Lockup Period"). During the six (6) month period following the Lockup Period the Consultant may make or cause the sale of any of the Shares provided that no such sale shall exceed one percent (1%) of the average weekly trading volume as reported on the OTC:BB during the four calendar weeks preceding the date of sale of the Shares. After the close of the six (6) month period following the Lockup Period the Consultant may sell any number of the Shares so long as the Consultant is in compliance with state and federal regulations governing such sales.

3.	The Consultant shall use the Consultant's best efforts to assist the Company by providing the Consulting Services.

4.	The Consultant shall be an independent contractor and shall have no right or authority to assume or create any obligations or responsibility, express or implied, on behalf of or in the name of the Company, unless specifically authorized in writing by the Company. No provision of this Agreement shall be construed to preclude Consultant from pursuing other projects. Likewise, the Company shall be free to engage the services of other consultants who may compete directly with Consultant in providing similar Consulting Services. Consultant understands and agrees that Consultant is not an employee of the Company or any parent, subsidiary or affiliates of the Company, including International Financial Concierge Services, Inc., a Florida corporation, ("IFCS") and Consultant covenants and agrees that Consultant will make no claim, contention or argument that Consultant is or ever was an employee of the Company or any of its parent, subsidiaries or affiliates. In the event that Consultant should ever claim, contend or argue that Consultant was an employee of the Company or any of its parent, subsidiaries or affiliates, then Consultant agrees that the Company shall be entitled to cancel the Shares on the transfer books of the Company and instruct the Company's transfer agent to make such cancellation, with no further consent of or notice to Consultant.

5.	The Consultant (including any person or entity acting for or on behalf of the Consultant) shall not be liable for any mistakes of fact, errors of judgment, for losses sustained by the Company or any subsidiary or for any acts or omissions of any kind, unless caused by the negligence or intentional misconduct of the Consultant or any person or entity acting for or on behalf of the Consultant.

6.	The Company and its present and future subsidiaries jointly and severally agree to indemnify and hold harmless the Consultant against any loss, claim, damage or liability whatsoever, (including reasonable attorneys' fees and expenses), to which Consultant may become subject as a result of performing any act (or omitting to perform any act) contemplated to be performed by the Consultant pursuant to this Agreement unless such loss, claim, damage or liability arose out of Consultant's negligence, or intentional misconduct. The Company and its subsidiaries agree to reimburse Consultant for the reasonable costs of defense of any action or investigation (including reasonable attorney's fees and expenses); provided, however, that Consultant agrees to repay the Company or its subsidiaries if it is ultimately determined that Consultant is not entitled to such indemnity. In case any action, suit or proceeding shall be brought or threatened, in writing, against Consultant, it shall notify the Company within three (3) days after the Consultant receives notice of such action, suit or threat. The Company shall have the right to appoint the Company's counsel to defend such action, suit or proceeding, provided that Consultant consents to such representation by such counsel, which consent shall not be unreasonably withheld. In the event any counsel appointed by the Company shall not be acceptable to Consultant, then the Company shall have the right to appoint alternative counsel for Consultant reasonably acceptable to Consultant, until such time as acceptable counsel can be appointed. In any event, the Company shall, at its sole cost and expense, be entitled to appoint counsel to appear and participate as co-counsel in the defense thereof. Consultant, or its co-counsel, shall promptly supply the Company's counsel with copies of all documents, pleadings and notices which are filed, served or submitted in any of the aforementioned. Consultant shall not enter into any settlement without the prior written consent of the Company, which consent shall not be unreasonably withheld.

7.	Consultant covenants and agrees that the Shares shall be and represents full payment and discharge of any claim by Consultant for any compensation, commission or other earnings of any kin against the Company and any current or future parent, subsidiary or affiliates of the Company, including IFCS. Consultant further covenants and agrees that the value of the Shares, as determined herein, shall be reported to Consultant on IRS Form 1099 for the year 2002.

8.	This Agreement shall be binding upon the Company and the Consultant and their successors and assigns.

9.	If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held, invalid illegal or unenforceable.

10.	No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties hereto. No waiver of any other provisions hereof (whether or not similar) shall be binding unless executed in writing by both parties hereto nor shall such waiver constitute a continuing waiver.

11.	This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which shall constitute one and the same Agreement.

12.	The Parties agree that should any dispute arise in the
administration of this Agreement, that this Agreement shall be governed and construed by the laws of the State of Florida, without regard to conflicts of laws of any other jurisdiction. The Parties further agree that any action arising out of this agreement shall be brought exclusively in appropriate court located in Palm Beach County, Florida.

13.	This Agreement contains the entire agreement between the parties with respect to the consulting services to be provided to the Company by the Consultant and supersedes any and all prior understandings, agreement or correspondence between the parties.

IN WITNESS WHEREOF, the Company and the Consultant have caused this Agreement to be signed by duly authorized representatives as of the day and year first above written.

PRECOM TECHNOLOGY, INC.			CONSULTANT:


BY:_______________________________  BY:_______________________________
Robert Hipple                          ____________________
President